UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2009
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          The disclosure contained in Item 2.03 of this Form 8-K is hereby incorporated into this Item 1.01 by reference.
Item 1.02 Termination of a Material Definitive Agreement.
          On June 2, 2009 Stewart Enterprises, Inc. (the “Company”) entered into an amended and restated senior secured credit agreement described in Item 2.03 below that replaces the prior agreement. The prior agreement consisted of a $125.0 million five-year revolving credit facility maturing on November 19, 2009, and a $100.0 million seven-year Term Loan B. On June 27, 2007, the Company repaid the balance of its Term Loan B prior to its maturity date. There were no amounts drawn on the $125.0 million revolving credit facility. During the third quarter of fiscal year 2009, the Company expects to incur a charge for the loss on early extinguishment of debt of approximately $92,000 to write-off a portion of the unamortized fees on the prior agreement.
          Under the prior agreement, the Company engaged Banc of America Securities LLC and Bank of America, N.A. to syndicate and be the Administrative Agent, respectively, for the senior secured credit facility. Bank of America, SunTrust and Capital One Bank serve as trustees on certain of the Company’s trust accounts.
          For additional information regarding the prior agreement, see Note 15 to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009.
Item 2.02 Results of Operations and Financial Condition.
          On June 3, 2009, the Company issued a press release announcing the refinancing of its senior secured credit facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
          The information in this Item 2.02 shall be deemed to be furnished to the Securities and Exchange Committee but not filed, and shall not be deemed to be incorporated by reference to any filings by the Company under the Securities Act of 1933, as amended, unless the Company expressly states otherwise in such filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
          On June 2, 2009, the Company entered into a new senior secured revolving credit facility which replaced the existing $125.0 million revolving credit facility. The new senior secured revolving credit facility matures on June 2, 2012, which is three years from the closing date and includes a $95.0 million revolving credit facility, a $30.0 million sublimit for the issuance of standby letters of credit and a $10.0 million sublimit for swingline loans. As of June 2, 2009, the Company’s availability under the senior secured revolving credit facility, after giving consideration to $12.0 million outstanding letters of credit and the $28.9 million reserve for its Florida bond, was $54.1 million, which was undrawn at close. In addition, the Company may also request the addition of a new tranche of terms loans, an increase in the commitments to the revolving credit facility, or a combination thereof not to exceed $30.0 million.
          During the third quarter of fiscal year 2009, the Company expects to incur a charge for the loss on early extinguishment of debt of approximately $92,000 to write-off a portion of the unamortized fees on the prior agreement. The remaining fees related to the prior agreement and the fees incurred for the new agreement will be approximately $2.0 million and will be amortized over the life of the new debt.
          The leverage-based grid pricing for the interest rate on the new senior secured revolving credit facility ranges from LIBOR plus 300.0 to 400.0 basis points and is 400.0 basis points at closing.
          The new senior secured credit facility is governed by the following financial covenants at all times:
•	Maintenance on a rolling four quarter basis of a maximum consolidated senior secured leverage ratio (total funded senior secured debt divided by EBITDA (as defined)) — Maximum 1.25x;

•	Maintenance on a rolling four quarter basis of a minimum consolidated interest coverage ratio (EBITDAR (as defined) divided by interest expense paid in cash plus rent expense) — Minimum 2.50x through January 31, 2010 and 2.60x thereafter and

•	Maintenance at all times of a minimum cash balance of the greater of $20.0 million and the then outstanding amount of all letters of credit obligations.
          In addition, the new senior secured revolving credit facility is governed by the following additional financial covenant only when a loan under the facility is outstanding:
•	Maintenance on a rolling four quarter basis of a maximum consolidated leverage ratio (funded debt (net of domestic cash, cash equivalents and marketable securities) divided by EBITDA (as defined)) — Maximum 5.0x through January 31, 2010, 4.75x from February 1, 2010 through January 31, 2011 and 4.50x thereafter.
          The covenants include limitations on liens, limitations on mergers, consolidations and asset sales, limitations on incurrence of debt, limitations on dividends, stock redemptions and the redemption and/or prepayment of other debt, limitation on capital expenditures, limitations on investments and acquisitions and limitations on transactions with affiliates.
          Obligations under the senior secured revolving credit facility are guaranteed by substantially all existing and future direct and indirect domestic subsidiaries of the Company formed under the laws of any one of the states or the District of Columbia of the United States of America (“SEI Guarantors”).
          The lenders under the new senior secured revolving credit facility have received a first priority perfected security interest in (1) all of the capital stock or other equity interests of each of the domestic subsidiaries of the Company whether now existing or hereafter created or acquired other than certain excluded immaterial subsidiaries and 65 percent of the voting capital stock of all direct foreign subsidiaries whether now existing or hereafter acquired and (2) all other present and future assets and properties of the Company and the SEI Guarantors except (a) real property, (b) vehicles, (c) assets to which applicable law or regulation prohibits security interest therein or requires the consent of a third party, (d) contract rights in which a security interest without the approval of the other party to the contract would constitute a default thereunder and (e) any assets with respect to which a security interest cannot be perfected.
          The Company engaged Banc of America Securities LLC and Bank of America, N.A. to syndicate and be the Administrative Agent, respectively, for the senior secured revolving credit facility. The other lenders are listed in Exhibit 4.1 attached hereto. Bank of America, SunTrust and Capital One Bank serve as trustees on certain of the Company’s trust accounts.
          The description above of the senior secured revolving credit facility is not complete and is qualified in its entirety by the actual terms of the facility, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference. A press release dated June 3, 2009 announcing the refinancing is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit
Number	Description

4.1	Second Amended and Restated Credit Agreement dated June 2, 2009 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and The Other Lenders Party Hereto

99.1	Press release dated June 3, 2009 announcing the refinancing of the senior secured credit facility

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
June 3, 2009	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Second Amended and Restated Credit Agreement dated June 2, 2009 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and The Other Lenders Party Hereto

99.1	Press release dated June 3, 2009 announcing the refinancing of the senior secured credit facility